CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in this Annual Report on Form 10-KSB of our report dated April 12, 2002, relating to the consolidated financial statements of USURF America, Inc. and subsidiaries, as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2001 and 2000.

/s/ POSTLETHWAITE & NETTERVILLE, CPAs

POSTLETHWAITE & NETTERVILLE, CPAs

Baton Rouge, LA

April 13, 2002